EXHIBIT INDEX


Exhibit
Number      Description
- -------     -----------

 21.61      Monthly Statement for June 1996

                        STATEMENT TO CERTIFICATEHOLDERS

    Security Pacific National Bank                   Current Collection Period:
                                                     01-May-96 to 31-May-96
    SPNB Home Equity Loan Asset Backed Securities    P & S Agreement Date:
    7.85% Class A Certificates, Series 1991-1        Original Settlement Date:
    8.85% Class B Certificates, Series 1991-1        Distribution     17-Jun-96

    Distribution to Holders of Class A Certificates (per Certificate with a
       $1,000 denomination)

1.00i.    Amount Allocable to Class A Monthly Principal                 2.856923
    ii.   Amount of Class A Principal Shortfall                         0.000000
    iii.  Carryover Class A Principal Shortfall After Such Distribution 0.000000

2.00i.    Amount Allocable to Class A Monthly Interest                  0.182454
    ii.   Amount of Class A Interest Shortfall                          0.000000
    iii.  Amount of Class A Carryover Interest Shortfall                0.000000
    iv.   Remaining Class A Carryover Interest Shortfall After Such
             Distribution                                               0.000000

    Distribution to Holders of Class B Certificates (per Certificate with a
       $1,000 denomination)

3.00i.    Amount Allocable to Class B Monthly Principal                 0.000000

4.00i.    Amount Allocable to Class B Monthly Interest                  7.375000
    ii.   Amount of Class B Interest Shortfall                          0.000000
    iii.  Amount of Class B Carryover Interest Shortfall                0.000000
    iv.   Remaining Class B Carryover Interest Shortfall After Such
             Distribution                                               0.000000

5.00i.    Ending Class A Certificate Principal Balance             17,453,924.59
    ii.   Ending Class A Principal Factor                              2.503414%

6.00i.    Ending Class B Certificate Principal Balance             83,977,324.21
    ii.   Ending Class B Principal Factor                            100.000000%

7.00i.    Ending Pool Balance                                     101,431,248.80
    ii.   Ending Pool Factor                                          12.984325%

8.00i.    Amount of Voluntary Advances                                      0.00

9.00i.    Number of Mortgage Loans 30 to 59 Days Delinquent                   73
    ii.   Percentage of Mortgage Loans 30 to 59 Days Delinquent            2.47%
    iii. Aggregate Principal Balances of Mortgage Loans 30 to 3,488,940.11 59 Days Delinquent
    iv.   Percentage of Principal Balances 30 to 59 Days Delinquent        3.44%

    v.    Number of Mortgage Loans 60 to 89 Days Delinquent                   26
    vi.   Percentage of Mortgage Loans 60 to 89 Days Delinquent            0.88%
    vii. Aggregate Principal Balances of Mortgage Loans 60 to 89 926,536.39 Days Delinquent
    viii. Percentage of Principal Balances 60 to 89 Days Delinquent        0.91%

    ix.   Number of Mortgage Loans 90 or More Days Delinquent                 31
    x.    Percentage of Mortgage Loans 90 or More Days Delinquent          1.05%
    xi. Aggregate Principal Balances of Mortgage Loans 90 or 1,804,974.43 More Days Delinquent
    xii.  Percentage of Principal Balances 90 or More Days                 1.78%
             Delinquent

10.00i.   Aggregate Principal Balance of Mortgage Loans in                  0.00
             Foreclosure
     ii.  Number of Mortgage Loans in Foreclosure                             16
     iii. Book Value of Real Estate Aquired Through                 1,977,000.00
             Foreclosure or Grant of a Deed

11.00     Class B Surety Bond Amount                               92,374,810.00
             (after giving effect to all distributions for
                such Distribution Date)